Exhibit 16.1

[Philip K. Yeung C.P.A. Letterhead]

December 31, 2003

Office of the Chief Accountant
U. S. Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Gentlemen:

On December 31, 2003, this Firm received a draft copy of a Form 8-K to be filed by AlphaRx Inc. reporting an Item 4 - Changes in Registrant's Certifying Public Accountant.

We have no disagreements with the statements made in the draft Form 8-K, Item 4 disclosures which we read.

Yours truly,


/s/ Philip K. Yeung, CPA
Philip K. Yeung, CPA